Investor News	EXHIBIT 99 NYSE: PEG
For further information, contact:

• Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
• Carlotta Chan, Manager - Investor Relations	Phone: 973-430-6596

PSEG ANNOUNCES 2017 FIRST QUARTER RESULTS

$0.22 PER SHARE OF NET INCOME

Non-GAAP Operating Earnings of $0.92 Per Share

Re-Affirms Non-GAAP Operating Earnings Guidance $2.80 - $3.00 Per Share

(April 28, 2017 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported today Net Income for the first quarter of 2017 of $114 million, or $0.22 per share as compared to Net Income of $471 million, or $0.93 per share, in the first quarter of 2016. Non-GAAP Operating Earnings for the first quarter of 2017 were $466 million, or $0.92 per share, compared to non-GAAP Operating Earnings for the first quarter of 2016 of $463 million, or $0.91 per share. Net Income for the first quarter of 2017 was affected by accelerated depreciation associated with the early retirement of the Hudson and Mercer coal-gas generating stations and a reserve for the impairment of our leveraged leases.

Ralph Izzo, chairman, president and chief executive officer, commented that “we are off to a good start for the year. Our investment program and control of O&M continue to contribute to the growth in results of our regulated utility business and helps offset the impact of a decline in energy prices on earnings at PSEG Power. Our regulated utility business is expected to grow to represent 66% of non-GAAP Operating Earnings for the full year.”

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items such as the previously noted Hudson and Mercer retirements and lease impairment.

The tables below provide a reconciliation of PSEG’s Net Income to non-GAAP Operating Earnings for the first quarter. See Attachment 9 for a complete list of items excluded from Net Income in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to, the presentation of Net Income, which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

PSEG CONSOLIDATED RESULTS (unaudited)

First Quarter Comparative Results

2017 and 2016

	Income		Diluted Earnings
	($ millions)		Per Share
	2017	2016	2017	2016
Net Income	$114	$471	$0.22	$0.93
Reconciling Items*	352	(8)	0.70	(0.02)

Non-GAAP Operating Earnings	$466	$463	$0.92	$0.91

	Avg. Shares		508M	508M

*	See Attachment 9

Ralph Izzo went on to say, “We are re-affirming our non-GAAP Operating Earnings guidance for 2017 of $2.80 - $3.00 per share. By delivering on our strategic investment program, we are building an energy company that meets the needs of our shareholders and provides a sustainable energy future for our customers.”

The following table outlines PSEG’s expectations for non-GAAP Operating Earnings by subsidiary for 2017.

2017 Non-GAAP Operating Earnings Guidance

($millions, except EPS)

2017E
PSE&G	$945 - $985
PSEG Power	$435 - $510
PSEG Enterprise/Other	$35 - $35
Non-GAAP Operating Earnings	$1,415 - $1,530
Non-GAAP EPS	$2.80 - $3.00

E = Estimate

Due to the forward looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Non-GAAP Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 4 for detail regarding the quarter-over-quarter reconciliations for each of PSEG’s businesses.

PSE&G

PSE&G reported Net Income of $299 million ($0.59 per share) for the first quarter of 2017 compared with Net Income of $262 million ($0.52 per share) for the first quarter of 2016.

PSE&G’s first quarter results reflect the on-going successful execution of its growth initiatives and control of operating expenses.

Growth in PSE&G’s investment in transmission improved quarter-over-quarter Net Income comparisons by $0.03 per share. Revenue recovery of investments made to enhance system resiliency under the Energy Strong and Gas System Modernization Programs improved quarter-over-quarter Net Income comparisons by $0.02 per share. A reduction in O&M expense improved quarter-over-quarter Net Income comparisons by $0.02 per share.

PSE&G implemented a $121 million increase in transmission revenue under the company’s FERC-approved formula rate on January 1, 2017. Transmission revenues are adjusted each year to reflect an update of the company’s investment program. PSE&G’s investment in transmission is expected to grow to represent approximately $7.6 billion of rate base at the end of 2017, or 45% of the company’s year-end 2017 consolidated rate base. Gas distribution revenue increased by $16 million with the completion of gas main replacement work approved under the Energy Strong and GSMP investment programs.

Actual and weather-normalized electric sales were approximately 1.5% higher than a year ago due to an increase in sales to a large industrial customer whose contracted generation supply was off-line during most of the quarter. Residential sales comparisons were flat, and sales to the commercial sector increased 0.8%. Actual and weather-normalized firm gas sales increased 3.0% in the first quarter. The increase is higher than our forecasted rate of growth, and may be attributable in part to imprecision in weather normalization calculations during extreme weather conditions. The increase is in line with growth trends experienced prior to 2016.

PSE&G filed with the NJ Board of Public Utilities (BPU) in March 2017 for the extension of existing Energy Efficiency programs and the addition of new programs. The programs, if approved, would represent a capital investment of approximately $74 million. As part of the petition, PSE&G is also seeking recovery of additional administrative and information technology system enhancement costs. The petition has been deemed complete, and a decision is pending.

PSE&G invested $752 million of capital expenditures during the first quarter of 2017 and is on-track for its full-year capital investment program of $3.4 billion in its transmission and distribution infrastructure.

The forecast of PSE&G’s Net Income for 2017 remains unchanged at $945 - $985 million.

PSEG Power

PSEG Power reported a Net Loss of $170 million ($0.34 per share) for the first quarter of 2017 compared with Net Income of $192 million ($0.38 per share) for the first quarter of 2016. PSEG Power’s non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA for the first quarter of 2017 were $150 million ($0.30 per share) and $359 million respectively compared to non-GAAP Operating Earnings of $184 million ($0.36 per share) and non-GAAP Adjusted EBITDA of $409 million for the first quarter of 2016.

Management believes non-GAAP Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization. See Attachment 10 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Adjusted EBITDA. The presentation of non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

PSEG Power’s Net Loss for the first quarter reflects the impact of incremental depreciation and other expenses of $564 million, pre-tax, associated with the decision to retire the Hudson and Mercer coal-fired generating stations on June 1, 2017.

A decline in the average price received on energy hedges reduced Power’s quarter-over-quarter non-GAAP Operating Earnings by $0.09 per share. Non-GAAP quarterly Operating Earnings comparisons were also reduced by $0.01 per share as a result of a decline in output and by a $0.01 per share increase in the reserve related to a FERC investigation of Power’s cost-based bids begun in 2014. These two items were offset by a $0.02 per share quarter-over-quarter improvement in non-GAAP Operating Earnings on off-system gas sales. A reduction in O&M as a result of cost control at the nuclear stations improved quarter-over-quarter non-GAAP Operating Earnings comparisons by $0.03 per share.

Output from Power’s generating facilities was 2.8% lower in the first quarter compared to year-ago levels. Quarterly comparisons were affected by one fewer day of operation in 2017 relative to the year-ago period (due to leap year), and the adverse impact of above normal temperatures during the first two months of the year on energy demand, pricing and volatility. The nuclear fleet operated at an average capacity factor of 100% producing 8.4 TWh of energy. Power’s gas-fired CCGT fleet experienced a decline in its average capacity factor during the quarter to 41.8% from 51.7%. For the quarter, the CCGT fleet produced 3.0 TWh of energy and the coal-fired fleet produced 1.4 TWh of energy.

Based on the mild winter, Power is forecasting output for 2017 of 49 – 50 TWh – modified from its prior forecast of output for the year of 49 – 51 TWh. Approximately 90% of production for the remainder of the year is hedged at an average price of $46 per MWh. Power has hedged approximately 55% - 60% of its forecast production for 2018 of 52 – 54 TWh at an average price of $41 per MWh. For 2019, Power has hedged 20% - 25% of its forecast production of 58 – 60 TWh at an average price of $42 per MWh. Power continues to assume BGS volumes will represent approximately 11 TWh in 2017 – consistent with 2016 deliveries.

The forecast increase in output for both 2018 and 2019 reflects the commercial start-up in mid-2018 of 1,300 MWs of new gas-fired combined cycle capacity at the Keys Energy Center in Maryland and Sewaren in New Jersey, and the mid-2019 commercial start-up of the 485 MW gas-fired combined cycle power plant at Bridgeport Harbor, Connecticut.

The forecast of Power’s non-GAAP Operating Earnings for 2017 and non-GAAP Adjusted EBITDA remain unchanged at $435 - $510 million and $1,080 million - $1,210 million respectively.

Due to the forward looking nature of non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

PSEG Enterprise/Other

PSEG Enterprise/Other reported a Net Loss of $15 million ($0.03 per share) for the first quarter of 2017 compared to Net Income of $17 million ($0.03 per share) for the first quarter of 2016. Non-GAAP Operating Earnings for the first quarter of 2017 were $17 million ($0.03 per share) compared to $17 million ($0.03 per share) for the first quarter of 2016. The Net Loss for the first quarter of 2017 reflects the impact of a pre-tax charge of $55 million associated with continuing liquidity issues facing NRG REMA, LLC. Non-GAAP Operating Earnings were unchanged quarter-over-quarter and reflect contractual payments associated with the operation of PSEG Long Island and certain tax items at PSEG Energy Holdings.

The forecast of PSEG Enterprise/Other full year non-GAAP Operating Earnings for 2017 remains unchanged at $35 million.

########

Forward-Looking Statements

Certain of the matters discussed in this presentation about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC) including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate fuel supply;

•	any inability to manage our energy obligations with available supply;

•	increases in competition in wholesale energy and capacity markets;

•	changes in technology related to energy generation, distribution and consumption and customer usage patterns;

•	economic downturns;

•	third party credit risk relating to our sale of generation output and purchase of fuel;

•	adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in funding requirements;

•	changes in state and federal legislation and regulations;

•	the impact of pending rate case proceedings;

•	regulatory, financial, environmental, health and safety risks associated with our ownership and operation of nuclear facilities;

•	adverse changes in energy industry laws, policies and regulations, including market structures and transmission planning;

•	changes in federal and state environmental regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits;

•	adverse outcomes of any legal, regulatory or other proceeding, settlement, investigation or claim applicable to us and/or the energy industry;

•	changes in tax laws and regulations;

•	the impact of our holding company structure on our ability to meet our corporate funding needs, service debt and pay dividends;

•	lack of growth or slower growth in the number of customers or changes in customer demand;

•	any inability of Power to meet its commitments under forward sale obligations;

•	reliance on transmission facilities that we do not own or control and the impact on our ability to maintain adequate transmission capacity;

•	any inability to successfully develop or construct generation, transmission and distribution projects;

•	any equipment failures, accidents, severe weather events or other incidents that impact our ability to provide safe and reliable service to our customers;

•	our inability to exercise control over the operations of generation facilities in which we do not maintain a controlling interest;

•	any inability to maintain sufficient liquidity;

•	any inability to realize anticipated tax benefits or retain tax credits;

•	challenges associated with recruitment and/or retention of key executives and a qualified workforce;

•	the impact of our covenants in our debt instruments on our operations; and

•	the impact of acts of terrorism, cybersecurity attacks or intrusions.

All of the forward-looking statements made in this presentation are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this presentation apply only as of the date of this presentation. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this presentation are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate website at http://investor.pseg.com. Investors and other interested parties are encouraged to visit the corporate website to review new postings. The “Email Alerts” link at http://investor.pseg.com may be used to enroll to receive automatic email alerts and/or Really Simple Syndication (RSS) feeds regarding new postings.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended March 31, 2017
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power

OPERATING REVENUES	$2,592	$(504)	$1,812	$1,284

OPERATING EXPENSES
Energy Costs	874	(586)	753	707
Operation and Maintenance	712	115	367	230
Depreciation and Amortization	828	7	171	650

Total Operating Expenses	2,414	(464)	1,291	1,587

OPERATING INCOME (LOSS)	178	(40)	521	(303)

Income from Equity Method Investments	3	—	—	3
Other Income and (Deductions)	61	6	24	31
Other-Than-Temporary Impairments	(1)	—	—	(1)
Interest Expense	(98)	(7)	(75)	(16)

INCOME (LOSS) BEFORE INCOME TAXES	143	(41)	470	(286)

Income Tax Benefit (Expense)	(29)	26	(171)	116

NET INCOME (LOSS)	$114	$(15)	$299	$(170)

Reconciling Items Excluded from Net Income (Loss) (b)	352	32	—	320

OPERATING EARNINGS (non-GAAP)	$466	$17	$299	$150

Earnings Per Share

NET INCOME (LOSS)	$0.22	$(0.03)	$0.59	$(0.34)

Reconciling Items Excluded from Net Income (Loss) (b)	0.70	0.06	—	0.64

OPERATING EARNINGS (non-GAAP)	$0.92	$0.03	$0.59	$0.30

	Three Months Ended March 31, 2016
	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power

OPERATING REVENUES	$2,616	$(409)	$1,712	$1,313

OPERATING EXPENSES
Energy Costs	836	(531)	729	638
Operation and Maintenance	729	94	382	253
Depreciation and Amortization	224	6	139	79

Total Operating Expenses	1,789	(431)	1,250	970

OPERATING INCOME	827	22	462	343

Income from Equity Method Investments	2	—	—	2
Other Income and (Deductions)	27	—	19	8
Other-Than-Temporary Impairments	(10)	—	—	(10)
Interest Expense	(92)	(2)	(68)	(22)

INCOME BEFORE INCOME TAXES	754	20	413	321

Income Tax Benefit (Expense)	(283)	(3)	(151)	(129)

NET INCOME	$471	$17	$262	$192

Reconciling Items Excluded from Net Income (b)	(8)	—	—	(8)

OPERATING EARNINGS (non-GAAP)	$463	$17	$262	$184

Earnings Per Share

NET INCOME	$0.93	$0.03	$0.52	$0.38

Reconciling Items Excluded from Net Income (b)	(0.02)	—	—	(0.02)

OPERATING EARNINGS (non-GAAP)	$0.91	$0.03	$0.52	$0.36

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 9 and 10 for details of items excluded from Net Income/(Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	March 31, 2017	December 31, 2016
DEBT
Commercial Paper and Loans	$315	$388
Long-Term Debt*	11,398	11,395

Total Debt	11,713	11,783

STOCKHOLDERS’ EQUITY
Common Stock	4,920	4,936
Treasury Stock	(743)	(717)
Retained Earnings	9,070	9,174
Accumulated Other Comprehensive Loss	(242)	(263)

Total Stockholders’ Equity	13,005	13,130

Total Capitalization	$24,718	$24,913

*	Includes current portion of Long-Term Debt

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$114	$471
Adjustments to Reconcile Net Income to Net Cash Flows
From Operating Activities	1,082	743

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,196	1,214

NET CASH USED IN INVESTING ACTIVITIES	(1,079)	(1,081)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(347)	65

Net Change in Cash and Cash Equivalents	(230)	198

Cash and Cash Equivalents at Beginning of Period	423	394

Cash and Cash Equivalents at End of Period	$193	$592

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-over-Quarter EPS Reconciliation

March 31, 2017 vs. March 31, 2016

(Unaudited)

*	See Attachments 9 and 10 for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP).

Attachment 5

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

March 31, 2017

Electric Sales and Revenues

Sales (millions kWh)	Three Months Ended	Change vs. 2016
Residential	2,998	-0.1%
Commercial & Industrial	6,793	2.4%
Street Lighting	96	4.6%
Interdepartmental	2	-1.0%

Total	9,889	1.6%

Revenue ($ millions)
Residential	$434	-4.2%
Commercial & Industrial	359	0.6%
Street Lighting	18	3.6%
Other Operating Revenues*	181	9.2%

Total	$992	-0.1%

Weather Data	Three Months Ended	Change vs. 2016
THI Hours - Actual	15	0.0%
THI Hours - Normal	29

*	Primarily sales of Non-Utility Generator energy to PJM and Transmission related revenues.

Attachment 6

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales and Revenues

(Unaudited)

March 31, 2017

Gas Sold and Transported

Sales (millions therms)*	Three Months Ended	Change vs. 2016
Firm Sales
Residential Sales	668	1.9%
Commercial & Industrial	445	4.4%

Total Firm Sales	1,113	2.9%

Non-Firm Sales
Commercial & Industrial	331	-20.1%

Total Non-Firm Sales	331

Total Sales	1,444	-3.5%

Revenue ($ millions)
Residential Sales - Firm	$155	25.9%
Commercial & Industrial - Firm Sales	130	50.3%
Non-Firm Sales	11	26.2%
Other Operating Revenues**	42	-2.7%

Total	$338	29.3%

Gas Transported	$482	5.5%

Weather Data	Three Months Ended	Change vs. 2016
Degree Days - Actual	2,299	0.8%
Degree Days - Normal	2,547

*	CSG rate included in non-firm sales
**	Primarily Appliance Service.

Attachment 7

PSEG POWER LLC

Generation Measures*

(Unaudited)

	GWhr Breakdown
	Three Months Ended March 31,
	2017	2016
Nuclear - NJ	5,514	5,531
Nuclear - PA	2,842	2,888

Total Nuclear	8,356	8,419

Fossil - Coal/Natural Gas - NJ**	(43)	(19)
Fossil - Coal - PA	1,395	991
Fossil - Coal - CT	80	56

Total Coal	1,432	1,028

Fossil - Oil & Natural Gas - NJ	2,102	2,695
Fossil - Oil & Natural Gas - NY	950	1,063
Fossil - Oil & Natural Gas - CT	(6)	(4)

Total Oil & Natural Gas	3,046	3,754

	12,834	13,201

	% Generation by Fuel Type
	Three Months Ended March 31,
	2017	2016
Nuclear - NJ	43%	42%
Nuclear - PA	22%	22%

Total Nuclear	65%	64%

Fossil - Coal/Natural Gas - NJ**	0%	0%
Fossil - Coal - PA	11%	8%
Fossil - Coal - CT	1%	0%

Total Coal	12%	8%

Fossil - Oil & Natural Gas - NJ	16%	20%
Fossil - Oil & Natural Gas - NY	7%	8%
Fossil - Oil & Natural Gas - CT	0%	0%

Total Oil & Natural Gas	23%	28%

	100%	100%

*	Excludes Solar and Kalaeloa
**	Includes Pumped Storage. Pumped Storage accounted for <1% of total generation for the three months March 31, 2017 and 2016. Generation includes natural gas fuel switching intervals.

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Weighted Average Common Shares Outstanding (millions)
Basic	505	505
Diluted	508	508

Stock Price at End of Period	$44.35	$47.14

Dividends Paid per Share of Common Stock	$0.43	$0.41

Dividend Yield	3.9%	3.5%

Book Value per Common Share	$25.78	$26.38

Market Price as a Percent of Book Value	172%	179%

Total Shareholder Return	2.1%	21.6%

Attachment 9

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

	Three Months Ended March 31,
Reconciling Items	2017	2016
	($ millions, Unaudited)

Net Income	$114	$471
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax (PSEG Power)	(17)	8
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a) (PSEG Power)	(10)	(22)
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	564	—
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	55	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(240)	6

Operating Earnings (non-GAAP)	$466	$463

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	508

	($ Per Share Impact - Diluted, Unaudited)

Net Income	$0.22	$0.93
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	(0.03)	0.02
(Gain) Loss on MTM, pre-tax(a) (PSEG Power)	(0.02)	(0.05)
Hudson/Mercer Early Retirement, pre-tax (PSEG Power)	1.10	—
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	0.11	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(0.46)	0.01

Operating Earnings (non-GAAP)	$0.92	$0.91

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at 40.85% statutory rate, except for lease related activity which is calculated at a combined leveraged lease effective tax rate and NDT related activity which is calculated at the 40.85% statutory rate plus a 20% tax on income (losses) from qualified NDT funds.

Attachment 10

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

	Three Months Ended March 31,
Reconciling Items	2017	2016
	($ millions, Unaudited)

Net Income (Loss)	$(170)	$192
(Gain) Loss on NDT Fund Related Activity, pre-tax	(17)	8
(Gain) Loss on MTM, pre-tax (a)	(10)	(22)
Hudson/Mercer Early Retirement, pre-tax	564	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(b)	(217)	6

Operating Earnings (non-GAAP)	$150	$184
Depreciation and Amortization, pre-tax (c)	92	80
Interest Expense, pre-tax (c) (d)	16	22
Income Taxes (c)	101	123

Adjusted EBITDA (non-GAAP)	$359	$409

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	508

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Income tax effect calculated at 40.85% statutory rate, except for NDT related activity which is calculated at the 40.85% statutory rate plus a 20% tax on income (losses) from qualified NDT funds.
(c)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(d)	Net of capitalized interest.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

	Three Months Ended March 31,
Reconciling Items	2017	2016
	($ millions, Unaudited)

Net Income (Loss)	$(15)	$17
Lease Related Activity, pre-tax	55	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(a)	(23)	—

Operating Earnings (non-GAAP)	$17	$17

PSEG Fully Diluted Average Shares Outstanding (in millions)	508	508

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.